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                                  Exhibit 16.1
                          Letter from BDO Dunwoody LLP
                       Re: Change in Certifying Accountant


    BDO Dunwoody LLP                       600 Park Place
    Chartered Accountants                  666 Burrard Street
                                           Vancouver, BC, Canada V6C 2X8
                                           Telephone:  (604) 688-5421
                                           Telefax:  (604) 688-5132
                                           E-mail:  vancouver@bdo.ca
                                           www.bdo.ca







October 23, 2002




Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.
20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on October 23, 2002, to be filed by our former client, Blue Industries, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Yours truly,


/s/ BDO Dunwoody LLP


Chartered Accountants